UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2026

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street San Jose, California (Address of principal executive offices)	95112 (Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01	CWT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

California Water Service Group (the “Company”) held its Annual Meeting of Stockholders on May 20, 2026 (the “Annual Meeting”). Stockholders acted on the following items of business at the Annual Meeting:

1.	The following nominees for Director were elected to serve until the 2027 Annual Meeting of Stockholders based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Gregory E. Aliff	48,896,655	714,400	97,429	4,633,226
Shelly M. Esque	49,382,992	233,654	91,838	4,633,226
Jeffrey Kightlinger	49,477,509	130,564	100,411	4,633,226
Martin A. Kropelnicki	47,955,526	1,649,633	103,325	4,633,226
Thomas M. Krummel, M.D.	47,487,182	2,122,312	98,990	4,633,226
Yvonne A. Maldonado, M.D.	49,376,242	236,393	95,849	4,633,226
Scott L. Morris	49,021,969	589,124	97,391	4,633,226
Charles R. Patton	49,383,783	230,251	94,450	4,633,226
Carol M. Pottenger	49,378,062	236,322	94,100	4,633,226
Lester A. Snow	48,485,973	1,126,745	95,766	4,633,226
Patricia K. Wagner	49,524,465	96,420	87,599	4,633,226

2.	The advisory vote on the compensation paid to the Company’s named executive officers was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,971,099	2,539,067	198,318	4,633,226

3.	The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2025 was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,131,825	1,077,647	132,238	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: May 21, 2026	By:	/s/ Martin A. Kropelnicki
	Name:	Martin A. Kropelnicki
	Title:	Chairman, President & Chief Executive Officer